    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 11, 1999
                                                      REGISTRATION NO. 333-82637
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                          RHYTHMS NETCONNECTIONS INC.

             (Exact name of Registrant as specified in its charter)

           DELAWARE                          4813                  33-0747515
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                        No.)

                            ------------------------

                           6933 SOUTH REVERE PARKWAY
                           ENGLEWOOD, COLORADO 80112
                                 (303) 476-4200

         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                            ------------------------

                                CATHERINE HAPKA
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                          RHYTHMS NETCONNECTIONS INC.
                           6933 SOUTH REVERE PARKWAY
                           ENGLEWOOD, COLORADO 80112
                                 (303) 476-4200

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

COPIES OF ALL COMMUNICATIONS, INCLUDING ALL COMMUNICATIONS SENT TO THE AGENT FOR
                          SERVICE, SHOULD BE SENT TO:

                               JOHN A. DENNISTON
                                 KIRT SHULDBERG
                        BROBECK, PHLEGER & HARRISON LLP
                        550 WEST "C" STREET, SUITE 1300
                          SAN DIEGO, CALIFORNIA 92101
                                 (619) 234-1966
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                            ------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statament for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law permits indemnification of the Registrant's officers and directors under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

    Article VII, Section 1 of the Registrant's Restated Bylaws provides that the Registrant shall indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or executive officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant (or was serving at the Registrant's request as a director or officer of another corporation) shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant as authorized by the relevant section of the Delaware General Corporation Law.

    As permitted by Section 102(b)(7) of the Delaware General Corporation Law,
Article V, Section (A) of the Registrant's Restated Certificate of Incorporation provides that a director of the Registrant shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or acts or omissions that involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit.

    The Registrant has entered into indemnification agreements with each of its directors and executive officers. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to the Registrant (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses), for settlements not approved by the Registrant or for settlements and expenses if the settlement is not approved by the court. The indemnification agreements provide for the Registrant to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to the Registrant copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification.

    The Registrant has purchased directors' and officers' liability insurance. The Registrant intends to enter into additional indemnification agreements with each of its directors and executive officers to effectuate these indemnity provisions.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits.

   EXHIBIT
    NUMBER                                                 DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
     1.1++   Purchase Agreement, dated April 16, 1999, by and among the Registrant and Merrill Lynch & Co., Merrill
             Lynch, Pierce Fenner & Smith Incorporated, Salomon Smith Barney Inc. and Chase Securities Inc.

      3.3*   Restated Certificate of Incorporation of the Registrant.

      3.5*   Restated Bylaws of the Registrant.

      4.2*   Indenture, dated as of May 5, 1998, by and between the Registrant and State Street Bank and Trust
             Company of California, N.A., as trustee, including form of the Registrant's 13 1/2% Senior Discount
             Notes due 2008, Series A and form of the Registrant's 13 1/2% Senior Discount Notes due 2008, Series B.

      4.3*   Warrant Agreement, dated as of May 5, 1998, by and between the Registrant and State Street Bank and
             Trust Company of California, N.A.

      4.4*   Warrant Registration Rights Agreement, dated as of May 5, 1998, by and among the Registrant and Merrill
             Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Donaldson, Lufkin & Jenrette
             Securities Corporation.

      4.5*   Warrant to Purchase Shares of Common Stock, dated May 19, 1998, by and between the Registrant and Sun
             Financial Group, Inc.

      4.6*   Common Stock Purchase Warrant, dated March 3, 1999, by and between the Registrant and MCI WorldCom
             Venture Fund, Inc.

      4.7*   Common Stock Purchase Warrant, dated March 16, 1999, by and between the Registrant and Microsoft
             Corporation.

      4.8*   Warrant to Purchase Shares of Common Stock, dated March 31, 1999, by and between Registrant and GATX
             Capital Corporation.

      4.9*   Warrant Purchase Agreement, dated as of April 6, 1999, by and between Registrant and MCI WorldCom
             Venture Fund, Inc.

     4.10*   Common Stock Purchase Warrant, dated April 6, 1999, by and among Registrant and MCI WorldCom Venture
             Fund, Inc.

     4.11*   Common Stock Purchase Warrant, dated April 6, 1999, by and among the Registrant and U.S. Telesource,
             Inc.

     4.12*   Common Stock Purchase Warrant, dated April 5, 1999, by and among Registrant and Cisco Systems Capital
             Corporation.

     4.13*   Rights Agreement, dated April 2, 1999, by and among Registrant and American Securities Transfer & Trust,
             Inc.

    4.14++   Indenture, dated as of April 23, 1999, by and between the Registrant and State Street Bank and Trust
             Company of California, N.A., as trustee, including form of the Registrant's 12 3/4% Senior Notes due
             2009, Series A and form of the Registrant's 12 3/4% Senior Notes due 2009, Series B.

    4.15++   Notes Registration Rights Agreement, dated as of April 23, 1999, by and among the Registrant and Merrill
             Lynch & Co., Merrill Lynch, Pierce Fenner & Smith Incorporated, Salomon Smith Barney Inc. and Chase
             Securities Inc.

   EXHIBIT
    NUMBER                                                 DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
    4.16++   Pledge and Escrow Agreement, dated as of April 23, 1999, from the Registrant as Pledgor to State Street
             Bank and Trust Company of California, N.A., as trustee.

     5.1++   Opinion of Brobeck, Phleger & Harrison LLP.

      9.1*   Voting Trust Agreement, dated as of May 5, 1998, by and among Sprout Capital VII, L.P., Donaldson Lufkin
             & Jenrette Securities Corporation, and First Union Trust Company, National Association, as trustee.

     10.1*   Series A Preferred Stock Purchase Agreement, dated July 3, 1997, by and among the Registrant and the
             Investors listed on Schedule A thereto.

     10.2*   Subsequent Closing Purchase Agreement, dated December 23, 1997, by and among the Registrant and the
             Investors listed on Schedule A thereto.

     10.3*   Series B Preferred Stock Purchase Agreement, dated March 12, 1998, by and among the Registrant and the
             Investors listed on Schedule A thereto.

    10.4*+   Enterprise Services Solution Agreement between Cisco Systems, Inc. and the Registrant, dated December 3,
             1998

     10.5*   Series C Preferred Stock Purchase Agreement, dated March 3, 1999, by and among the Registrant and MCI
             WorldCom Venture Fund, Inc.

     10.6*   Amended and Restated Investors' Rights Agreement, dated March 3, 1999, by and among the Registrant and the Investors listed on Schedule A thereto.

    10.7*+   Agreement, dated March 3, 1999, by and between the Registrant and MCI WorldCom, Inc.

     10.8*   Series C Preferred Stock and Warrant Purchase Agreement, dated March 16, 1999, by and among the
             Registrant and Microsoft Corporation.

     10.9*   Amended and Restated Investors' Rights Agreement, dated March 16, 1999, by and among the Registrant and the Investors listed on Schedule A thereto.

    10.10*   Distribution Agreement, dated March 16, 1999, by and among the Registrant and Microsoft Corporation.

    10.11*   Master Lease Agreement No. 1642 and Addendum thereto, each dated November 19, 1997, and Second Addendum thereto, dated as of May 19, 1998, between the Registrant and Sun Financial Group, Inc.

    10.12*   Business Lease (Single Tenant) between the Registrant and BR Venture, LLC dated September 1998.

    10.13*   Employment Agreement between the Registrant and Catherine M. Hapka, dated June 10, 1997.

    10.14*   Employment Agreement between the Registrant and Jeffrey Blumenfeld, dated August 10, 1997.

    10.15*   Employment Agreement between the Registrant and James A. Greenberg, dated July 14, 1997.

    10.16*   Employment Agreement between the Registrant and Rand A. Kennedy, dated August 22, 1997.

    10.17*   1997 Stock Option/Stock Issuance Plan.

    10.18*   1999 Stock Incentive Plan.

    10.19*   1999 Employee Stock Purchase Plan.

    10.20*   Form of Indemnification Agreement between the Registrant and each of its directors.

   EXHIBIT
    NUMBER                                                 DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
    10.21*   Form of Indemnification Agreement between the Registrant and each of its officers.

    10.23*   Third Addendum, dated March 31, 1999, to Master Lease Agreement, dated November 19, 1997, by and among
             Registrant and GATX Capital Corporation.

    10.24*   Master Lease Agreement, dated March 31, 1999, by and among Registrant and GATX Capital Corporation.

    10.25*   First Addendum, dated March 31, 1999, to Master Lease Agreement, dated March 31, 1999, by and among
             Registrant and GATX Capital Corporation.

    10.26*   Amendment No. 1, dated April 6, 1999, to Framework Agreement, dated March 3, 1999, by and among the
             Registrant and MCI WorldCom, Inc.

    10.27*   Series C Preferred Stock and Warrant Purchase Agreement, dated April 6, 1999, by and among the
             Registrant and U.S Telesource, Inc.

    10.28*   Series D Preferred Stock Purchase Agreement, dated April 6, 1999, by and among the Registrant and the
             Investors listed on Schedule A thereto.

    10.29*   Amended and Restated Investors' Rights Agreement, dated April 6, 1999, by and among the Registrant and the Investors listed on Schedule A thereto.

    10.30*   Lease Agreement, dated April 5, 1999, by and among the Registrant and Cisco Systems Capital Corporation.

   10.31++   Amendment No. 2, dated May 10, 1999, to Framework Agreement, dated March 3, 1999, by and among the
             Registrant and MCI WorldCom, Inc.

     21.1*   Subsidiaries of the Registrant.

    23.1++   Consent of Brobeck, Phleger & Harrison LLP (filed with Exhibit 5.1).

    23.2++   Consent of PricewaterhouseCoopers LLP.

    24.1++   Powers of Attorney (included on signature page).

    25.1++   Statement of Eligibility of Trustee on Form T-1.

    27.1++   Financial Data Schedule.

    99.1++   Form of Letter of Transmittal

    99.2++   Form of Notice of Guaranteed Delivery

     99.3+   ACI Plus Service Agreement, dated April 6, 1999, by and between the Registrant and Qwest Communications
             Corporation.

------------------------

* Incorporated by reference to the exhibit of corresponding number filed with our Registration Statement on Form S-1 (File No. 333-72409).

+ Certain confidential portions of this Exhibit were omitted by means of redacting a portion of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Registrant's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

++  Previously filed.

    (b) Financial Statement Schedules included separately in the registration statement.

    All other schedules are omitted because they are not required, are not applicable or the information is included in the Financial Statements or notes thereto.

ITEM 22. UNDERTAKINGS

    1. We hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the SEC under section 305 (b)(2) of the Act.

    2. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    3. We hereby undertake to respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

    4. We hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

    5.  We hereby undertake:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 11th day of August 1999.

                                RHYTHMS NETCONNECTIONS INC.

                                BY:            /S/ SCOTT C. CHANDLER
                                     -----------------------------------------
                                                 Scott C. Chandler
                                              CHIEF FINANCIAL OFFICER

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Catherine M. Hapka and Scott C. Chandler, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement related to this Registration Statement and filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                           TITLE                    DATE
------------------------------  ---------------------------------  -------------
              *                 Chairman, Chief Executive Officer   August 11,
------------------------------    and Director                         1999
      Catherine M. Hapka
    /s/ SCOTT C. CHANDLER       Chief Financial Officer             August 11,
------------------------------                                         1999
      Scott C. Chandler
              *                 Director                            August 11,
------------------------------                                         1999
       Kevin R. Compton
              *                 Director                            August 11,
------------------------------                                         1999
       Keith B. Geeslin
              *                 Director                            August 11,
------------------------------                                         1999
       Ken L. Harrison
              *                 Director                            August 11,
------------------------------                                         1999
         Susan Mayer
              *                 Director                            August 11,
------------------------------                                         1999
     William R. Stensrud
              *                 Director                            August 11,
------------------------------                                         1999
       John L. Walecka
              *                 Director                            August 11,
------------------------------                                         1999
       Edward J. Zander

*By:    /s/ SCOTT C. CHANDLER
      -------------------------
          Scott C. Chandler
          ATTORNEY-IN-FACT